EXHIBIT 21

EOG Resources, Inc.

Subsidiaries

As of December 31, 2010

Company Name	Place Of Incorporation
3246988 Nova Scotia Company	Nova Scotia
Energy Search, Incorporated	Tennessee
EOG – Canada, Inc.	Delaware
EOG Canada Company Ltd.	Alberta
EOG Canada Holdings I Inc.	Alberta
EOG Canada Holdings II Inc.	Alberta
EOG Company of Canada	Nova Scotia
EOG Expat Services, Inc.	Delaware
EOG Resources – Carthage, Inc.	Delaware
EOG Resources (Nevis) Block 4 (a) Limited	Nevis
EOG Resources Acquisitions L.P.	Delaware
EOG Resources Appalachian LLC	Delaware
EOG Resources Argentina Limited	Cayman Islands
EOG Resources Canada	Alberta
EOG Resources Canada Company	Nova Scotia
EOG Resources Canada Inc.	Alberta
EOG Resources China Limited	Hong Kong
EOG Resources East Texas L.P.	Delaware
EOG Resources Holdings LLC	Delaware
EOG Resources International, Inc.	Delaware
EOG Resources Investments, Inc.	Delaware
EOG Resources LNG (f/k/a Kitimat Partnership)	Alberta
EOG Resources LNG Inc.	Alberta
EOG Resources LNG ULC (f/k/a Kitimat ULC)	Alberta
EOG Resources Marketing, Inc.	Delaware
EOG Resources Nevis U (b) Block Limited	Nevis
EOG Resources Nitro2000 Ltd.	Nevis
EOG Resources Poland International LLC Sp. z o.o.	Poland
EOG Resources Properties LLC	Delaware
EOG Resources Property Management, Inc.	Delaware
EOG Resources Railyard (North Dakota), Inc.	Delaware
EOG Resources Railyard (Oklahoma), Inc.	Delaware
EOG Resources Railyard (Texas), Inc.	Delaware
EOG Resources Railyard, Inc.	Delaware
EOG Resources Trinidad – LRL Unlimited	Trinidad
EOG Resources Trinidad – U(a) Block Limited	Cayman Islands
EOG Resources Trinidad Block 4(a) Unlimited	Trinidad
EOG Resources Trinidad Limited	Trinidad
EOG Resources Trinidad U(b) Block Unlimited	Trinidad
EOG Resources Trinidad-LRL Limited	Nevis
EOG Resources Tunisia International Ltd.	Cayman Islands
EOG Resources Turkey Limited	Cayman Islands
EOG Resources United Kingdom Limited	United Kingdom
EOGI Argentina International Ltd.	Cayman Islands
EOGI China International Ltd.	Cayman Islands
EOGI International Company	Cayman Islands
EOGI International, Inc.	Delaware
EOGI Poland International Ltd.	Cayman Islands
EOGI Trinidad – U(a) Block Company	Cayman Islands
EOGI Tunisia International Ltd.	Cayman Islands
EOGI Turkey International Ltd.	Cayman Islands
Hawthorn Oil Transportation (North Dakota), Inc.	Delaware
Hawthorn Oil Transportation (Oklahoma), Inc.	Delaware
Hawthorn Oil Transportation (Texas), Inc.	Delaware
Hawthorn Oil Transportation, Inc.	Delaware
Murrott Capital Ltd.	Nevis
Nilo Operating Company	Delaware
Online Energy Solutions, Inc.	Delaware
Pecan Pipeline (North Dakota), Inc.	Delaware
Pecan Pipeline (RM), Inc.	Delaware
Pecan Pipeline Company	Delaware